SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                         Date of Report: October 4, 2002

                        IFS INTERNATIONAL HOLDINGS, INC.
                 (Name of small business issuer in its charter)

                               Delaware 13-3393646

                (State or other jurisdiction of (I.R.S. Employer
               incorporation or organization) Identification No.)

           Rensselaer Technology Park, 300 Jordan Rd., Troy, NY 12180
               (Address of principal executive offices) (Zip Code)

         Issuer's telephone number, including area code: (518) 283-7900





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Item 1. Changes in Control of the Registrant

On October 4, 2002, IFS International Holding, Ltd. (the "Company") concluded a transaction to change the terms of the Series B Convertible Preferred Stock (the "Series B"). The effect of the transaction is to amend the terms of the Series B to provide for a fixed conversion of the Series B shares into 65,000,000 common shares with the immediate voting rights on an as-converted basis. The amount of shares is substantially below what the holder believed it was entitled to receive upon conversion. The shares and rights will be transferred to a joint venture to be operated as a limited liability company (the "Joint Venture") to be owned equally by the Shaar Fund and certain Australian investors. The latter investors owned approximately over 1,400,000 shares of the Company, which are also to be contributed to the joint venture. The Joint Venture will in effect own over 90% of the common stock on a fully diluted basis assuming conversion of the preferred shares.

The Transaction will require approval of the shareholders. Pending such approval, the Company has issued an intermediate security embodying substantially the same rights as the amended Series B. This intermediate security will be surrendered following approval of the amended Series B.

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                                   SIGNATURES

In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                                IFS INTERNATIONAL HOLDINGS, INC.
                                                --------------------------------
                                                (Registrant)

Date: October 21, 2002                      By: __\s\ Carmen Pascuito___________
                                                --------------------------------
                                                Carmen Pascuito
                                                Chief Financial Officer